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                                 EXHIBIT 10(w)

              Real Estate Purchase Contract dated January 5, 1996,
             between Metatec Corporation and Olde Poste Properties


                         Real Estate Purchase Contract


1. PROPERTY DESCRIPTION: The undersigned Buyer agrees to purchase from the undersigned Seller, and the Seller agrees to convey to the Buyer, the 5.309+ acre tract of real estate located at the northwest corner of Perimeter Drive and Metatec Boulevard in Franklin County, Ohio known as a part of Franklin County Parcels #273-4087 and #273-3444 and further described on Exhibit A attached hereto and made a part hereof, together with all improvements, fixtures, appurtenant rights, privileges and easements appurtenant thereto (the "Premises").

2. PRICE AND TERMS: The purchase price (the "Purchase Price") shall be calculated as $85,000.00 multiplied by the number of "usable acres" (as that term is defined below) within the Premises as determined by the survey obtained by Buyer pursuant to Section 7, below. The term "usable acres" shall mean the gross acreage comprising the Premises less the number of acres (or fractions thereof) of the Premises which are within the rights of way of Perimeter Road or Metatec Boulevard.

3.       CONTINGENCIES:

                 a)       Environmental Inspection: For a period of twenty-one
         (21) days after the acceptance hereof, Seller agrees to permit the Buyer, the Buyer's lender and the qualified, professional environmental consultant of either of them to enter the Premises to conduct, at the expense of the Buyer, an environmental site assessment. Buyer agrees to indemnify and hold Seller harmless from any injury to persons or damage to the Premises caused by such inspection. If the Buyer is not satisfied, in Buyer's sole discretion, with the results of any such assessment, the Buyer may notify the Seller in writing within the above-specified 21-day period that the contract is terminated. Failure of Buyer to deliver written notice of such termination within such 21-day period shall constitute a waiver of Buyer's right to terminate pursuant to this provision.

                 b) Property Inspection: Buyer, at Buyer's expense, shall have twenty-one (21) days after the acceptance hereof to determine the suitability of the Premises for Buyer's intended use (as described in Section 7(c), below), which inspection may include a geotechnical assessment of the Premises and confirmation that the Premises are zoned for Buyer's anticipated use and such other determinations as Buyer deems necessary in Buyer's sole discretion Seller shall cooperate in making the Premises available for such inspection(s). Buyer agrees to indemnify and hold Seller harmless from any injury to persons or damage to the Premises caused by such inspection(s). If Buyer is not, in Buyer's sole discretion, satisfied with the information disclosed by such inspection(s), Buyer may terminate this contract by delivering written notice of such termination to Seller, along with a written copy of such inspection report(s), within the time period specified above. Failure of Buyer to so deliver written notice and copy of the inspection report(s) within such time period shall constitute a waiver of Buyer's right to terminate pursuant to this provision.

4. POSSESSION: Exclusive possession of the Premises shall be given upon closing.

5. TAKING, DAMAGE OR DESTRUCTION OF PROPERTY: Risk of physical loss to the Premises



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         shall be borne by Seller until closing, provided that if the Premises shall be substantially taken by eminent domain, damaged or destroyed before this transaction is closed, Buyer may a) proceed with the transaction and be entitled to all insurance money or condemnation proceeds, if any, payable to Seller under all policies covering the Premises, or b) rescind the contract and thereby release all parties from liability hereunder by giving written notice to Seller within ten
         (10) days after Buyer has written notice of such damage or destruction, in which event the deposit shall be returned to Buyer. Failure by Buyer to so notify Seller shall constitute an election to proceed with the transaction.

6. CONDITION OF PREMISES: Seller agrees that upon delivery of deed, the Premises constituting part of the real estate shall be in the same condition as they are on the date of this offer, reasonable wear and tear excepted.

7.       EVIDENCE OF TITLE:   Seller shall furnish and Buyer shall pay for any
         owner's title insurance commitment and policy [ALTA Form (1970 REV. 10-17-70 & REV. 10-17-84) covering the Premises in the amount of the Purchase Price. The title commitment shall be certified to within thirty (30) days prior to closing with endorsement 8:00 a.m. on the business day prior to the date of closing, all in accordance with the standards of the Columbus Bar Association, and shall show in Seller marketable title in fee simple free and clear of all liens and encumbrances except: a) zoning ordinances; b) the legal highways of Perimeter Road and Metatec Boulevard; c) covenants, restrictions, conditions and easements of record that do not unreasonably interfere with Buyer's intended use of the Premises, which is the construction and operation of a compact disc manufacturing and distribution facility and related functions; and d) real estate taxes not yet due and payable. Buyer also shall pay any additional costs incurred in connection with mortgagee title insurance issued for the protection of Buyer's lender. If title to all or part of the real estate is unmarketable, as determined by Ohio law with reference to the Ohio State Bar Association's Standard of Title Examination, or is subject to liens, encumbrances, easements, conditions, restrictions or encroachments other than those excepted in this contract, Seller shall, within thirty (30) days after written notice thereof, remedy or remove any such defect, lien, encumbrance, easement, condition, restriction or encroachment or obtain title insurance without exception thereof. In the event Seller is unable to remedy or insure against the defect to Buyer's satisfaction within the thirty (30) day period, the Buyer may terminate this contract. At closing, Seller shall sign an affidavit with respect to off-record title matters in accordance with the community custom and cause the title insurance company issuing the owner's title insurance policy described above to commit to remove all standard, pre-printed exceptions from the policy.

         Within twenty-one (21) days after the date of this contract, Buyer shall obtain, at Buyer's cost, and deliver to Seller a survey plat and legal description of the Premises prepared by a surveyor registered in the State of Ohio, certified by such surveyor in accordance with the "Minimum Standard Requirements for Land Title Surveys" adopted in 1992 by the American Land Title Association, depicting and labeling by volume and page number all easements shown in the title commitment described above, and stating the gross acres within the Premises and the acres (or fractions thereof) of the Premises located within the rights of way of Perimeter Road and Metatec Boulevard. Such survey plat shall be used to determine the "usable acres" of the Premises under Section 2, above.

8. CONVEYANCE AND CLOSING: At closing, Seller shall convey marketable title (as described in paragraph 7) to the Premises by delivery of a duly executed and recordable general warranty deed, subject only to the matters described in Section 7(a) through (d), above. All subdivision and other approvals required from any governmental authority to permit the deed to be recorded shall be obtained by Seller and stamped on the deed prior to closing. In addition to the deed, Seller shall execute and deliver to Buyer at closing the affidavit and other documents required


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         under  Section 7, evidence of Seller's authority to convey the
         Premises pursuant to this agreement, a closing statement and a "non-foreign" affidavit. The date of closing shall be within fifteen
         (15) days after satisfaction or waiver of all contingencies set forth in Section 3, above, but in not event later than January 31, 1996.

9. TAXES AND ASSESSMENTS: At closing, Seller shall pay or credit on the Purchase Price all delinquent taxes, including penalty and interest, all assessments that are a lien on the date of contract and all agricultural use tax recoupments for years prior to the year of closing. At closing, Seller also shall pay or credit on the Purchase Price all other unpaid real estate taxes that are a lien for years prior to closing and a portion of such taxes and agricultural use tax recoupments for year of closing, prorated through date of closing and based on a 365-day year and, if undetermined, on most recently available tax rate and valuation, giving effect to applicable exemptions, recently voted millage, change in valuation, etc., whether or not certified.

         With regard to future assessments, Seller warrants that, as of the date of the acceptance hereof, no improvements or services to the site or area have been installed or furnished that would result in the costs being assessed against the Premises, and no written notification has been received by Seller from public authority of future improvements that would result in costs being assessed against the Premises.

         Real estate taxes and assessments are subject to retroactive change by governmental authority. The real estate taxes for the Premises for the current tax year may change as a result of the transfer or as a result of a change in the tax rate.

10. BUYER'S EXAMINATION: BUYER IS RELYING SOLELY UPON ITS OWN EXAMINATION OF THE PREMISES AND INSPECTIONS HEREIN PROVIDED FOR, IF ANY, FOR ITS PHYSICAL CONDITION, CHARACTER, AND SUITABILITY FOR BUYER'S INTENDED USE AND IS NOT RELYING UPON ANY REPRESENTATIONS BY THE BROKER(S), EXCEPT FOR THOSE MADE BY BROKER(S) DIRECTLY TO THE BUYER IN WRITING.

11. INDEMNITY: Seller agrees to defend, indemnify and hold harmless Broker(s), and their agents and employees for any cost or liability that may be incurred by or imposed on Broker(s) for any breach by Seller of any representation or warranty or for any misrepresentation or concealment of fact by Seller in connection with the Premises.

12. DEPOSIT: Buyer has deposited with Broker the sum receipted for below, which shall be returned to Buyer, upon Buyer's request, if no contract shall have been entered into. Upon acceptance of this contract by both parties, Broker shall deposit such amount in its non-interest-bearing trust account to be disbursed, subject to collection by Broker's depository, as follows: a) deposit shall be applied on the Purchase Price or returned to Buyer when transaction is closed; b) if Seller fails or refuses to perform, or any contingency or condition is not satisfied or waived by Buyer, the deposit shall be returned to Buyer; c) if Buyer fails or refuses to perform, this deposit shall be paid to Seller, which payment, or the acceptance thereof, shall not in any way prejudice the rights of Seller or Broker in any action for damages or specific performance; d) in the event of a dispute over the disposition of the deposit, Broker shall retain the deposit until (i) Buyer and Seller have settled the dispute; (ii) disposition has been ordered by a final court order; or (iii) Broker deposits said amount with a court pursuant to applicable court procedures.

13. ASSIGNMENT OF CONTRACT: Buyer may freely assign this contract at or prior to closing by giving written notice to Seller of such assignment. In the event of such assignment, Buyer shall not be relieved of its obligations hereunder.



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14.      MISCELLANEOUS: This contract constitutes the entire agreement and no oral or implied agreement exists. Any amendments to this contract shall be in writing, signed by Buyer(s) and Seller(s) and copies provided to them. This contract shall be binding upon the parties, their heirs, administrators, executors, successors and assigns. Time is of the essence of all provisions of this contract. All provisions of this contract shall survive the closing. Paragraph captions are for identification only and are not a part of this contract.

15. BROKER'S FEE: At closing, Buyer shall pay a brokerage fee to Ruscilli Real Estate Services, Inc. Equal to seven percent (7%) of the Purchase Price. Seller and Buyer each warrant to the other that it has not dealt with any other broker or agent in connection with this transaction.





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16.      EXPIRATION AND ACCEPTANCE: This offer shall remain open for acceptance until 5:00 p.m. Columbus, Ohio time on January 5, 1996, and a signed copy shall be returned to Buyer upon acceptance.



This contract is executed and effective as of January 5, 1996.

OLDE POSTE PROPERTIES, an Ohio General Partnership

By:/s/ L. Jack Ruscilli                                 January 5, 1996
   -----------------------------------------------      -------------------------------------------
    L. Jack Ruscilli, Managing General Partner          Date

  2041 Arlingate Lane, Columbus, Ohio                    (614) 876-9484
--------------------------------------------------      -------------------------------------------
Address                                                 Phone


METATEC CORPORATION

By:/s/ William H. Largent                               January 5, 1996
   -----------------------------------------------      -------------------------------------------
     William H. Largent                                 Date

Its: Vice-President-Finance

  7001 Metatec Boulevard, Dublin, Ohio 43017             (614) 761-2000
--------------------------------------------------      ------------------------------------------
Address                                                 Phone


NOTE: AGENCY DISCLOSURE STATEMENT: Buyer and Seller acknowledge having reviewed and signed the attached Agency Disclosure Statement as required by Ohio law. PARTIES TO THIS CONTRACT MUST BE PROVIDED WITH A COPY.





 Broker acknowledges receipt of the sum of $0.00 by cash/check, which shall be held, deposited and disbursed pursuant to paragraph 12, above.

 By:________________________________________________
      Timothy D. Kelton
      Ruscilli Real Estate Services, Inc.





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